Exhibit 99.2

AVANT DIAGNOSTICS, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	March 31,	September 30,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash	$1,208,653	$560,407
Accounts receivable	17,454	4,000
Prepaid expenses and other current assets	150,858	9,054

Total Current Assets	1,376,965	573,461

OTHER ASSETS:
Property and equipment, net	670,119	298,910
Finance right-of-use asset, net	181,693	204,059
Operating right-of-use asset, net	223,456	-
Marketable securities	11,700	18,000
Security deposit	17,546	7,790

Total Assets	$2,481,479	$1,102,220

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	270,235	668,246
Accrued liabilities	84,480	118,241
Accrued compensation	65,906	297,056
Convertible debt, net	5,259	217,591
Notes payable - current	40,000	40,000
Financing right-of-use liability - current	39,743	35,096
Operating right-of-use liability - current	33,001	-
Due to related parties	-	180,000

Total Current Liabilities	538,624	1,556,230

LONG-TERM LIABILITIES:
Financing right-of-use liability	157,876	178,350
Operating right-of-use liability	195,772	-

Total Liabilities	892,272	1,734,580

Commitments and contingencies (Note 12)

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock: $0.001 par value; 50,000,000 authorized; 32,356,455 and 229,174,469 issued and outstanding at March 31, 2020 and September 30, 2019, respectively	32,356	29,174
Common stock: $0.00001 par value, 450,000,000 shares authorized; 173,479 issued and outstanding at March 31, 2020 and September 30, 2019	2	2
Additional paid-in capital	40,612,852	37,349,665
Accumulated deficit	(39,056,003)	(38,011,201)

Total Stockholders’ Equity (Deficit)	1,589,207	(632,360)

Total Liabilities and Stockholders’ Equity (Deficit)	$2,481,479	$1,102,220

See accompanying notes to the unaudited condensed financial statements.

1

AVANT DIAGNOSTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

FOR THREE AND SIX MONTHS ENDED MARCH 31, 2020

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2020	2019	2020	2019

REVENUES, NET	$51,010	$-	$51,010	$-

COST OF REVENUE	15,999	-	15,999	-

GROSS PROFIT	35,011	-	35,011	-

OPERATING EXPENSES:
Professional fees	29,827	102,797	147,717	256,309
Consulting fee - related party	10,225	54,000	55,475	155,525
Compensation expense	260,511	68,510	449,719	159,435
Licensing fees	12,850	12,660	26,170	26,160
General and administrative expenses	215,959	54,776	378,561	141,978
Total operating expenses	529,372	292,743	1,057,642	739,407

LOSS FROM OPERATIONS	(494,361)	(292,743)	(1,022,631)	(739,407)

OTHER INCOME (EXPENSE):
Interest income (expense)	(7,669)	(34,205)	(15,871)	(41,804)
Unrealized gain (loss) on marketable securities	(1,400)	8,500	(6,300)	(5,300)

Total other income (expense)	(9,069)	(25,705)	(22,171)	(47,104)

NET LOSS	$(503,430)	$(318,448)	$(1,044,802)	$(786,511)

NET LOSS PER COMMON SHARE:
Basic	$(2.90)	$(1.84)	$(6.20)	$(4.67)
Diluted	$(2.90)	$(1.84)	$(6.20)	$(4.67)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	173,479	173,479	168,479	168,479
Diluted	173,479	173,479	168,479	168,479

See accompanying notes to the unaudited condensed financial statements.

2

AVANT DIAGNOSTICS, INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2020

(UNAUDITED)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	Equity (Deficit)

Balances at September 30, 2019	29,174,469	$29,174	173,479	$2	$37,349,665	$(38,011,201)	$(632,360)

Preferred stock issued for cash	2,200,000	2,200	-	-	2,197,800	-	2,200,000

Preferred stock issued upon debt conversions	192,832	193	-	-	277,022	-	277,215

Preferred stock issued upon conversion of accounts payable and accrued liabilities	239,154	239	-	-	238,915	-	239,154

Net loss	-	-	-	-	-	(541,372)	(541,372)

Balances at December 31, 2019	31,806,455	31,806	173,479	2	40,063,402	(38,552,573)	1,542,637

Preferred stock issued for cash	390,000	390	-	-	389,610	-	390,000

Preferred stock issued upon conversion of accrued liabilities	160,000	160	-	-	159,840	-	160,000

Net loss	-	-	-	-	-	(503,430)	(503,430)

Balances at March 31, 2020	32,356,455	$32,356	173,479	$2	$40,612,852	$(39,056,003)	$1,589,207

See accompanying notes to the unaudited condensed financial statements.

AVANT DIAGNOSTICS, INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2019

(UNAUDITED)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	(Deficit)

Balances at September 30, 2018	27,396,519	$27,397	168,479	$2	$35,573,423	$(36,413,367)	$(812,545)

Preferred stock issued for cash	220,000	259	-	-	259,211	-	259,470

Net loss	-	-	-	-	-	(468,063)	(468,063)

Balances at December 31, 2018	27,616,519	27,656	168,479	2	35,832,634	(36,881,430)	(1,021,138)

Preferred stock issued for cash	60,000	60	-	-	59,940	-	60,000

Net loss	-	-	-	-	-	(318,448)	(318,448)

Balances at March 31, 2019	27,676,519	$27,716	168,479	$2	$35,892,574	$(37,199,878)	$(1,279,586)

See accompanying notes to the unaudited condensed financial statements.

3

AVANT DIAGNOSTICS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	March 31,
	2020	2019
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss	$(1,044,802)	$(786,511)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,597	-
Lease cost	5,317	-
Amortization of debt discount	-	25,000
Unrealized gain (loss) on marketable securities	6,300	5,300
Change in operating assets and liabilities:
Accounts receivable	(13,454)	-
Prepaid expenses and other current assets	(151,560)	(24,734)
Accounts payable	(267,241)	123,386
Due to related parties	-	74,600
Accrued liabilities and other liabilities	(72,144)	89,872

NET CASH USED IN OPERATING ACTIVITIES	(1,501,987)	(493,087)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(384,440)	(134,747)

NET CASH PROVIDED BY INVESTING ACTIVITIES	(400,267)	(15,138)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of preferred stock	2,590,000	319,470
Proceeds from convertible debt, net of debt discount		100,000
Proceeds from related party advances, net		114,610
Repayment of convertible debt	(19,500)
Repayment of related party advances	(20,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,550,500	534,080

NET INCREASE (DECREASE) IN CASH	648,246	25,855

CASH, beginning of the period	560,407	20,896

CASH, end of the period	$1,208,653	$46,751

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Issuance of common stock for convertible debt and interest	$192,832	$-
Issuance of common stock for settlement of related party advances	$160,000	$-
Issuance of common stock for settlement of accounts payable and accrued liabilities	$323,537	$-

See accompanying notes to the unaudited condensed financial statements.

4

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

NOTE 1 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”). Avant Diagnostics, Inc. (“Avant” or the “Company”) is a precision medicine, commercial stage molecular data generating company that focuses on the development and commercialization of a series of proprietary data-generating assays that provide important actionable information for physicians and patients in the areas of oncology.

On June 22, 2020, the Company filed an amendment to its Articles of Incorporation to implement a reverse stock split of the Company’s issued and outstanding shares of common at a ratio of 1-for-2,000 (the “Reverse Stock Split”), which became effective on June 22, 2020. The Reverse Stock Split did not have any effect on the stated par value of the common and preferred stock. All share and per share amounts in the accompanying historical financial statements have been retroactively adjusted to reflect the Reverse Stock Split (see Note 11 and Note 13).

The Company’s activities have been primarily related to the commercialization of Theralink® and raising capital. The Company has not generated significant revenue to date.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company’s investment policy is to preserve principal and maintain liquidity. The Company periodically monitors its positions with, and the credit quality of, the financial institutions with which it invests. During the three and six months ended March 31, 2020 and 2019, the Company has maintained balances in excess of federally insured limits. The Company has not experienced any losses in such accounts through March 31, 2020.

Property and Equipment

Assets are stated at cost and depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are depreciated over the shorter of their useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make judgments, assumptions, and estimates that affect the amounts of assets and liabilities including the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Management bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes are reasonable under the circumstances, to determine the carrying values of assets and liabilities that are not readily apparent from other sources. Significant estimates during the six months ended March 31, 2020 and 2019 include, but are not necessarily limited to, useful life of property and equipment, valuation of right-of-use (“ROU”) assets and lease liabilities, assumptions used in assessing impairment of long-term assets, estimates of current and deferred income taxes and deferred tax valuation allowances, the fair value of non-cash equity transactions and the valuation of derivative liabilities.

Basic and Diluted Loss Per Share

Basic net income or loss per share is computed by dividing the net income or loss available to common stockholders by the weighted-average number of shares outstanding during the period. Diluted income or loss per share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period increased to include, if dilutive, the number of additional common shares that would have been outstanding if the potential common shares had been issued. The Company’s potential dilutive shares include warrants for shares of common stock. All potentially dilutive shares of common stock have been excluded from the computation of the dilutive net loss per share as of March 31, 2020 and September 30, 2019, as they would have been anti-dilutive.

The potential dilutive shares of common stock consist of the following:

	March 31,	September 30,
	2020	2019
Stock warrants	$6,941,667	$6,666,667

Total	$6,941,667	$6,666,667

5

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

Research and Development

Research and development costs are expensed as incurred in the respective periods.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Through March 31, 2018, pursuant to ASC 505-50 - Equity-Based Payments to Non-Employees, all share-based payments to non-employees, including grants of stock options, were recognized in the financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusts the expense recognized in the financial statements accordingly. In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions by expanding the scope of the stock-based compensation guidance in ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. ASU No. 2018-07 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods. Early adoption is permitted, but entities may not adopt prior to adopting the new revenue recognition guidance in ASC 606. The Company early adopted ASU No. 2018-07 in the second quarter of 2018, and the adoption did not have any impact on its financial statements.

Revenue Recognition

In May 2014, FASB issued an update Accounting Standards Update, ASU 2014-09, establishing ASC 606 - Revenue from Contracts with Customers. ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard on January 1, 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Based on an evaluation of the impact ASU 2014-09 will have on the Company’s sources of revenue, the Company has concluded that ASU 2014-09 did not have any impact on the process for, timing of, and presentation and disclosure of revenue recognition from customers and there was no cumulative effect adjustment. The Company does not have significant revenues from operations during the three and six months ended March 31, 2020 and 2019.

Fair Value of Financial Instruments and Fair Value Measurements

FASB ASC 820 - Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on September 30, 2019. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

6

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

The carrying amounts reported in the balance sheets for cash, due from and to related parties, prepaid expenses, accounts payable and accrued liabilities approximate their fair market value based on the short-term maturity of these instruments.

Income Taxes

The Company accounts for income tax using the liability method prescribed by ASC 740 - Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. The updated guidance is effective for interim and annual periods beginning after December 15, 2018.

On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and; (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the condensed consolidated statements of operations.

Recent Accounting Pronouncements

7

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its financial statements.

NOTE 3 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company had net loss and net cash used in operations of $1,044,802 and $1,501,987, respectively, for the six months ended March 31, 2020. Additionally, the Company had an accumulated deficit and stockholders’ equity of $39,056,003 and $1,589,207 at March 31, 2020 and the Company has insignificant revenues from operations since inception, and is currently in default on its note payable. Management believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report.

The Company cannot provide assurance that we will ultimately achieve profitable operations or become cash flow positive or raise additional debt or equity capital. Additionally, the current capital resources are not adequate to continue operating and maintaining the business strategy for a period of twelve months from the issuance date of this report. The Company will seek to raise capital through additional debt and equity financings to fund its operations in the future.

Although the Company has historically raised capital from sales of equity and from the issuance of promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – MARKETABLE SECURITIES

During the fiscal year ended 2017, the Company acquired 1,000,000 shares of common stock of Amarantus BioScience Holdings, Inc. (“AMBS”) with a fair value of $40,980. The AMBS common stock is recorded as marketable securities in the accompanying balance sheets and its fair value is adjusted every reporting period and the change in fair value is recorded in the statements of operations as unrealized gain or (loss) on marketable securities. As of March 31, 2020 and September 30, 2019, the fair value of these shares were $11,700 and $18,000, respectively.

8

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and once placed in service, are depreciated on the straight-line method over their estimated useful lives. Leasehold improvements are depreciated over the shorter of the estimated economic life or related lease terms. Fixed assets consist of the following:

	Estimated Useful Life in Years	March 31, 2020	September 30, 2019
		(Unaudited)
Laboratory equipment	5	$370,215	$103,247
Furniture	5	13,367	—
Leasehold improvements	5	319,219	216,984
Computer equipment	3	3,199	1,329
		706,000	321,560
Less accumulated depreciation		(35,881)	(22,650)
Property and equipment, net		$670,119	$298,910

For the three and six months ended March 31, 2020, depreciation expense related to property and equipment amounted to $6,837 and $13,231, respectively.

NOTE 6 – ACCURED LAIBILITIES

At March 31, 2020 and September 30, 2019, accrued liabilities consisted of the following:

	March 31, 2020	September 30, 2019
	(Unaudited)
Accrued interest	$27,026	$17,711
Accrued director compensation	40,000	10,000
Accrued legal settlement	—	122,500
Accrued other liabilities	17,454	2,041
Total	$84,480	$152,252

NOTE 7 – CONVERTIBLE DEBT

On May 25, 2018, the Company entered into an exchange Agreement (the “Coastal Exchange Agreement”) with Coastal Investment Partners, LLC (“Coastal”). Pursuant to the terms of the Coastal Exchange Agreement, the Company agreed to exchange the principal amount due under the convertible promissory note dated July 6, 2016 plus accrued but unpaid interest, default penalties and other amounts due and payable under such notes, which was $305,664 as of the Effective Date (the “Coastal Notes”) in exchange for (i) 192,832 shares of Series A Preferred Stock having an aggregate value of $192,832 and (ii) the issuance of new convertible promissory notes due eighteen (18) months from the Effective Date in the aggregate principal amount of $192,832 (the “New Coastal Note”). The New Coastal Note shall bear interest at 8% per annum and is convertible into shares of the Company’s common stock at $0.015 per share, subject to adjustment. Coastal has contractually agreed to restrict their ability to convert the New Coastal Note such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 9.99% of the Company’s then issued and outstanding shares of common stock. In connection with the Coastal Exchange Agreement, Coastal agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the Coastal Notes after March 31, 2018. In addition, Coastal entered into a termination agreement with the Company pursuant to which as of the Effective Date, (i) the securities purchase agreements and pledge agreements entered into with Coastal (the “Coastal Prior Agreements”) were terminated in their entirety and shall have no further force or effect, (ii) the security interests granted by the pledge agreement were terminated and shall have no further force or effect and (iii) neither party shall have any further rights or obligations under the Coastal Prior Agreements. Coastal also authorized the Company or its representatives to take all actions as they determine in their sole discretion to discharge and release any and all security interests, pledges, liens, and other encumbrances held by it on the Company’s assets. As of September 30, 2019, the New Coastal Note had outstanding principal of $192,832 and accrued interest payable of $20,783 which is recorded as accrued liabilities in the accompanying balance sheets. During the six months ended March 31, 2020, the investor converted the outstanding principal of $192,832 and accrued interest payable of $24,382 into 192,832 shares of the Company’s Preferred Series D stock. As of March 30, 2020, the New Coastal Note had no outstanding balance.

9

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

On May 25, 2018, the Company entered into an exchange agreement (the “Black Mountain Exchange Agreement”) with Black Mountain Equity Partners LLC (“Black Mountain”). Pursuant to the terms of the Black Mountain Exchange Agreement, the Company agreed to exchange the principal amount due under the convertible promissory note dated November 11, 2016 (the “Black Mountain Note”) in exchange for the issuance of a new promissory note due twelve (12) months from the Effective Date in the aggregate principal amount of $20,000 (which includes a prepayment amount of $5,000 made on the Effective Date) (the “New Black Mountain Note”). The New Black Mountain Note shall bear interest at 12% per annum and has mandatory payments of $5,000 every 90 days until paid in full. In connection with the Black Mountain Exchange Agreement, Black Mountain agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the Black Mountain Note after March 31, 2018. During the fiscal year ended 2018, the Company paid $10,000 of the principal balance. During the fiscal year ended 2019, the Company paid $7,500 of the principal. As of September 30, 2019, the Black Mountain Note had outstanding principal of $7,500 and accrued interest payable of $2,554 which is recorded as accrued liabilities in the accompanying balance sheets. During the six months ended March 31, 2020, the Company paid $7,500 of the principal balance. As of March 31, 2020, the Black Mountain Note had no outstanding principal balance and accrued interest payable of $2,687 which is recorded as accrued liabilities in the accompanying balance sheets.

On May 25, 2018, the Company entered into an exchange agreement with a certain investor for the issuance of new promissory note due twenty-four (24) months from the Effective Date in the aggregate principal amount of $47,259 (the “New 2016 Investor Note”). The New 2016 Investor Note shall bear interest at 12% per annum and has mandatory payments of $2,000 every 30 days until paid in full starting June 25, 2018. In connection with the 2018 Investors Exchange Agreement, the 2016 Investors have agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the 2016 Notes after March 31, 2018. During the fiscal year ended 2018, the Company paid $6,000 of the principal balance. As of September 30, 2019, the New 2016 Investor Note had outstanding principal of $17,259 and accrued interest payable of $5,981 which is recorded as accrued liabilities in the accompanying balance sheets. During the six months ended March 31, 2020, the Company paid $12,000 of the principal balance. As of March 31, 2020, the New 2016 Investor Note had outstanding principal of $5,259 and accrued interest payable of $6,568 which is recorded as accrued liabilities in the accompanying balance sheets.

Derivative Liabilities Pursuant to Notes and Warrants

In connection with the issuance of the Notes, the Company determined that the language in the Notes contained terms that included a down-round provision under which the conversion price and exercise price could be affected by future equity offerings undertaken by the Company or contained terms that are not fixed monetary amounts at inception and included various other terms such as default provisions that caused derivative treatment. Accordingly, under the provisions of ASC 815-40 –Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion options contained in the convertible instruments were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial Valuation Model.

In July 2017, FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. These amendments simplify the accounting for certain financial instruments with down-round features. The amendments require companies to disregard the down-round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. The guidance was adopted during the period ended June 30, 2019 and the Company elected to record the effect of this adoption retrospectively to outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the balance sheet as of September 30, 2018, the period which was affected by the cumulative-effect adjustment. The Company adopted ASU No. 2017-11 in the period ended June 30, 2019, and the adoption resulted in a cumulative-effect adjustment of $96,775 on its financial statements which was reflected in the accompanying balance sheet for the year ended September 30, 2018. As of September 30, 2018 there was no derivative liability recorded.

NOTE 8 – NOTES PAYABLE

On October 28, 2016, the Company entered into a note agreement (the “Note I”) for the sale of the Company’s convertible note with a principal amount of $20,000. The Company received $20,000 in proceeds from the sale. Note I bears an interest rate of 12% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in Note I)), matured on April 28, 2017 and the principal and interest are convertible at any time at a conversion price equal to the lower of $0.25 or closing price on the date of the conversion, provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the Note I shall be convertible at 65% of the lowest VWAP , as reported on the OTCQB or other principal trading market, during the prior twenty trading days (the “Default Conversion Price”). The purchaser may not convert the Note to the extent that such conversion would result in beneficial ownership by a purchaser and its affiliates of more than 4.99% of the Company’s issued and outstanding common stock. Note I may be prepaid, in whole or in part, at any time upon five-days written notice to the holder at an amount equal to (i) 110% of the outstanding principal prepayment amount during the first 30 days after the execution of Note I; (ii) 115% of the outstanding principal prepayment amount if paid between the 31st to 60th day after the execution of Note I; (iii) 120% of the outstanding principal prepayment amount if paid between the 61st to 90th day after the execution of Note I and; (iv) 125% of the outstanding principal prepayment amount if paid after the 91st day after the execution of Note I.

10

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

On July 28, 2017, the Company entered into an Exchange Agreement, with the holder to exchange Note I dated October 28, 2016, with a principal balance of $20,000 and a maturity date of April 28, 2017, with a new note (“Exchange Note I”). Note I defaulted on the maturity date for non-payment. The Exchange Note I had a purchase price of $20,000, net of $5,600 Original Issue Discount for an aggregate principal amount of $25,600. The Exchange Note I bears an interest rate of 10% per year (which shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in Exchange Note I)), maturity date of July 28, 2019 and convertible at any time at a fix conversion price equal to $0.06 per share. During the fiscal year ended September 30, 2018, the Company failed to meet the requirements set forth in the Exchange Agreement which resulted in the Exchange Agreement being considered null and void by both parties whereas the original Note I remains in full force and effect. As of September 30, 2019, the Note I is in default and had outstanding principal of $20,000 and accrued interest payable of $8,420 which is recorded as accrued liabilities in the accompanying balance sheets. As of March 31, 2020, the Note I is in default and had outstanding principal of $20,000 and accrued interest payable of $10,220 which is recorded as accrued liabilities in the accompanying balance sheets.

On October 28, 2016, the Company entered into a note agreement (the “Note II”) for the sale of the Company’s convertible note for a principal amount of $20,000. The Company received $20,000 in proceeds from the sale. Note II bears an interest rate of 12% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in Note II)), matured on April 28, 2017 and the principal and interest are convertible at any time at a conversion price equal to the lower of $0.25 or closing price on the date of the conversion, provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, Note II shall be convertible at 65% of the lowest VWAP, as reported on the OTCQB or other principal trading market, during the prior twenty trading days (the “Default Conversion Price”). The purchaser may not convert Note II to the extent that such conversion would result in beneficial ownership by a purchaser and its affiliates of more than 4.99% of the Company’s issued and outstanding common stock. Note II may be prepaid, in whole or in part, at any time upon five-days written notice to the holder at an amount equal to (i) 110% of the outstanding principal prepayment amount during the first 30 days after the execution of Note II; (ii) 115% of the outstanding principal prepayment amount if paid between the 31st to 60th day after the execution of Note II; (iii) 120% of the outstanding principal prepayment amount if paid between the 61st to 90th day after the execution of Note II and; (iv) 125% of the outstanding principal prepayment amount if paid after the 91st day after the execution of Note II.

On July 28, 2017, the Company entered into an Exchange Agreement, with the holder to exchange Note II dated October 28, 2016, with a principal balance of $20,000 and a maturity date of April 28, 2017, with a new note (“Exchange Note II”). Note II defaulted on the maturity date for non-payment. The Exchange Note II had a purchase price of $20,000, net of $5,600 Original Issue Discount for an aggregate principal amount of $25,600. The Exchange Note II bears an interest rate of 10% per year (which shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in Exchange Note II)), maturity date of July 28, 2019 and convertible at any time at a fix conversion price equal to $0.06 per share. During the fiscal year ended September 30, 2018, the Company failed to meet the requirements set forth in the Exchange Agreement which resulted in the Exchange Agreement being considered null and void by both parties whereas the original Note II remains in full force and effect. As of September 30, 2019, the Note II is in default and had outstanding principal of $20,000 and accrued interest payable of $8,420 which is recorded as accrued liabilities in the accompanying balance sheets. As of March 31, 2020, the Note II is in default and had outstanding principal of $20,000 and accrued interest payable of $10,220 which is recorded as accrued liabilities in the accompanying balance sheets.

NOTE 9 –LEASE LIABILITIES

Financing Lease Payable

Effective November 2018, the Company entered into a financing agreement to finance the purchase of equipment. Pursuant to the financing agreement, the Company shall make a monthly payment of $379 for a period of 60 months from November 2018 through October 2023. At the effective date of the financing agreement, the Company recorded financing lease payable of $16,064.

Effective November 2018, the Company entered into a financing agreement to finance the purchase of additional equipment. Pursuant to the financing agreement, the Company shall make a monthly payment of $1,439 for a period of 60 months from November 2018 through October 2023. At the effective date of the financing agreement, the Company recorded financing lease payable of $62,394.

Effective March 2019, the Company entered into a financing agreement to finance the purchase of equipment. Pursuant to the financing agreement, the Company shall make a monthly payment of $1,496 for a period of 60 months from March 2019 through April 2024. At the effective date of the financing agreement, the Company recorded financing lease payable of $64,940.

11

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

Effective August 2019, the Company entered into a financing agreement to finance the purchase of equipment. Pursuant to the financing agreement, the Company shall make a monthly payment of $397 for a period of 60 months from August 2019 through August 2024. At the effective date of the financing agreement, the Company recorded financing lease payable of $19,622.

Effective January 2020, the Company entered into a financing agreement to finance the purchase of equipment. Pursuant to the financing agreement, the Company shall make a monthly payment of $1,395 for a period of 60 months from January 2020 through December 2024. At the effective date of the financing agreement, the Company recorded financing lease payable of $68,821.

The significant assumption used to determine the present value of the financing lease payable was a discount rate between 8% and 15% which was based on the Company’s estimated effective rate pursuant to the financing agreements.

Financing lease right-of-use asset (“Financing ROU”) is summarized below:

March 31, 2020
(Unaudited)
Financing ROU asset	$231,841
Less accumulated depreciation	(50,148)
Balance of Financing ROU asset as of March 31, 2020	$181,693

For the three and six months ended March 31, 2020, depreciation expense related to Financing ROU asset amounted to $11,101 and $22,366, respectively.

Financing lease liability related to the Financing ROU asset is summarized below:

March 31, 2020
(Unaudited)
Financing lease payables for equipment	$231,841
Total financing lease payables	231,841
Payments of financing lease liabilities	(34,222)
Total	197,619
Less: short term portion as of March 31, 2020	(39,743)
Long term portion as of March 31, 2020	$157,876

Future minimum lease payments under the financing lease agreements at March 31, 2020 are as follows:

Years ending September 30,	Amount
2020	$31,769
2021	61,266
2022	61,266
2023	53,787
2024	40,875
2025	4,185
Total minimum financing lease payments	253,148
Less: discount to fair value	(55,529)
Total financing lease payable at March 31, 2020	$197,619

NOTE 10 - RELATED-PARTY TRANSACTIONS

Sale of Preferred Stock to Related Parties

On October 17, 2018, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s executive chairman, pursuant to which the Company sold an aggregate of 2,500 shares of its Series A Preferred Stock for aggregate gross proceeds of $2,500.

On November 27, 2018, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s Executive Chairman, pursuant to which the Company sold an aggregate of 12,000 shares of its Series A Preferred Stock for aggregate gross proceeds of $12,000.

12

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

On December 19, 2018, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s Executive Chairman, pursuant to which the Company sold an aggregate of 25,000 shares of its Series A Preferred Stock for aggregate gross proceeds of $25,000.

On October 17, 2018, the Company entered into a securities purchase agreement with Henry Cole, a director of the Company, pursuant to which the Company sold an aggregate of 20,000 shares of its Series A Preferred Stock for aggregate gross proceeds of $20,000.

On October 26, 2018, the Company entered into a securities purchase agreement with Dr. Rajesh Shrotriya, a director of the Company, a director of the Company, pursuant to which the Company sold an aggregate of 100,000 shares of its Series A Preferred Stock for aggregate gross proceeds of $100,000.

On December 31, 2018, the Company entered into a securities purchase agreement with Dr. Rajesh Shrotriya, a director of the Company, a director of the Company, pursuant to which the Company sold an aggregate of 50,000 shares of its Series A Preferred Stock for aggregate gross proceeds of $50,000.

On February 8, 2019, the Company entered into a securities purchase agreement with Infusion 51a, LP, represented by Jeffrey Stephens, a director of the Company, pursuant to which the Company sold an aggregate of 35,000 shares of its Series A Preferred Stock for aggregate gross proceeds of $35,000.

On July 3, 2019, the Company entered into a securities purchase agreement with Matthew Schwartz, a director of the Company, pursuant to which the Company sold an aggregate of 250,000 shares of its Series D Preferred Stock for aggregate gross proceeds of $250,000.

On August 12, 2019, the Company entered into a securities purchase agreement with Jeffrey Busch, the Company’s Executive Chairman, pursuant to which the Company exchanged Mr. Busch $53,450 loan to the Company and sold an aggregate of 53,450 shares of its Series D Preferred Stock for aggregate gross proceeds of $53,450.

AVDX Investors Group LLC – Related Party

On May 25, 2018, the Company entered into a Consulting Agreement (the “Agreement”) with AVDX Investor Group LLC (the “Investor Representative”) (see Note 11). Under the Agreement, the Investor Representative shall perform such consulting and advisory services, within Investor Representative’s area of expertise, as the Company or any of its subsidiaries may reasonably require from time to time. During the six-month term of the Agreement, Jeff Busch shall perform the services on behalf of Investor Representative (“Designated Person”). The Agreement has an initial term of six months from the date of execution and shall automatically renew on a monthly basis unless either party gives notice of non-renewal to the other party at least fifteen days prior to the date of renewal, provided this agreement shall not extend beyond 12 months from the date of the Agreement. Pursuant to the Agreement, the Company shall pay Investor Representative an annual amount of $160,000, payable either in cash or Series A Preferred Stock (or Common Stock upon filing of the Charter Amendment and consummation of the Reverse Split) during the term of the Agreement (the “Base Compensation”). The Company shall promptly reimburse Investor Representative for all travel, meals, entertainment and other ordinary and necessary expenses incurred by Investor Representative in the performance of his duties to the Company. Investor Representative’s and Designated Person’s position with the Company may be terminated at any time, with or without cause or good reason, upon at least 30 days prior written notice. During the term of the Agreement and for a period of twelve months thereafter, Investor Representative and Designated Person will be subject to non-competition and non-solicitation provisions, subject to standard exceptions. Investors will also provide Investor Representative an irrevocable proxy to vote their shares on all corporate matters until completion of the Reverse Split.

At March 31, 2020 and September 30, 2019, amounts due to related parties consisted of the following:

	March 31, 2020	September 30, 2019
Consulting fee – related party	$—	$160,000
Advances from related parties	—	20,000
Total	$—	$180,000

Consulting fees – related party consisted of consulting fees for management related services provided by an affiliate entity and advances from Dr. Ruxin to fund the Company’s working capital.

NOTE 11 – STOCKHOLDERS’ EQUITY (DEFICIT)

Shares Authorized

As of March 31, 2020, the Company had 500,000,000 authorized shares which consisted of 450,000,000 shares of common stock at $0.00001 per share par value, and 50,000,000 shares of preferred stock at $0.001 per share par value.

13

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

Preferred Stock

Effective January 27, 2015, the Company adopted an amendment to the articles of incorporation to authorize the issuance of preferred stock with preferences, limitations, and relative rights designated by our board of directors (the “Preferred Shares”). The amendment to our articles of incorporation will authorize the issuance of up to 50,000,000 Preferred Shares, with different series under the discretion of our board of directors, without any action on the part of the stockholders. As of March 31, 2020 and September 2019, there were an aggregate of 32,356,455 and 29,174,469 Preferred Shares issued and outstanding.

Series A Preferred Stock

On May 25, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock with the Nevada Secretary of State (the “Series A Certificate of Designation”) to designate 4,000,000 shares of its previously authorized preferred stock as Series A preferred stock, par value $0.001 per share and a stated value of $1.00 per share.

The holders of shares of Series A preferred stock have the following voting rights:

●	Except as otherwise required by law, no dividend shall be declared or paid on the Series A Preferred Stock.

●	Except as otherwise expressly required by law, the holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall have the number of votes equal all other outstanding shares of capital stock of the Company outstanding at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such that the holders of outstanding shares of Series A Preferred Stock shall always constitute 50.1% of the voting power of the Company until the Series A converts into common stock. The shares of Series A Preferred Stock are not redeemable by the Company. The shares of Series A Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Company. In an event of a reverse stock split of the Company’s common stock, the Board shall decide as to the terms of the reverse split ratio (the “Reverse Split”), the holders shall take all necessary steps with the Company to exchange all outstanding shares of Series A Preferred Stock into shares of the Company’s common stock at a rate to be agreed upon by the parties.

●	In the event of any merger, sale (of substantially all of the Corporation’s stock or assets) or liquidation of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock, the holders of Preferred Stock shall be entitled to receive in preference to the holders of Common Stock an amount per share (the “Liquidation Preference”) equal to the sum of 100% of the Stated Value with respect to each share of Preferred Stock. If, upon the occurrence of any Liquidation Event, the assets of the Corporation, or proceeds thereof, distributable shall be insufficient to pay in full the preferential amount aforesaid to the holders of the shares of Series A Preferred Stock, then the assets of the Corporation, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock in accordance with the respective amounts that would be payable on such shares of Preferred Stock if all amounts payable thereon were paid in full.

●	The shares of Preferred Stock are not redeemable by the Corporation and are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

●	Upon a consummation of a reverse stock split of the Company’s common stock on or after the Original Issue Date, such that after consummation of such reverse stock split there are approximately 15,000,000 shares of the Company’s common stock outstanding (the “Reverse Split”), the Holders shall take all necessary steps with the Company to exchange all outstanding shares of Preferred Stock into shares of the Company’s Common Stock at a rate to be agreed upon by the Parties after the Original Issue Date.

Series A Preferred Stock issued for cash:

●	During the six months ended March 31, 2019, the Company issued an aggregate of 255,000 shares of its Series A Preferred Stock for total proceeds of $294,470.

Series A Preferred Stock convertible of accrued liabilities:

●	During the six months ended March 31, 2020, the Company issued an aggregate of 160,000 shares of its Series A Preferred Stock to convert accrued liabilities in the amount of $160,000.

As of March 31, 2020 and September 2019, there were 2,211,150 and 2,051,150 shares of the Company’s Series A Preferred Stock issued and outstanding, respectively.

Series B Preferred Stock

On May 25, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock with the Nevada Secretary of State (the “Series B Certificate of Designation”) to designate 27,000,000 shares of its previously authorized preferred stock as Series B preferred stock, par value $0.001 per share and a stated value of $1.00 per share.

The holders of shares of Series B preferred stock have the following voting rights:

●	Except as otherwise required by law, no dividend shall be declared or paid on the Series B Preferred Stock.

●	Except as otherwise expressly required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to vote on an as-converted basis for each share of Series B Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall vote together with the holders of common stock on all matters and shall not vote as a separate class.

●	Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

●	The shares of Preferred Stock are not redeemable by the Corporation. The shares of Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

●	Upon filing an amendment to the Company’s articles of incorporation to increase the number of shares of authorized common stock so that there is an adequate amount of shares of authorized common stock for issuance upon conversion of the Series B Preferred Stock (the “Amendment”), the shares of Series B Preferred Stock will be automatically converted into common stock and such conversion will require no action on behalf of the Company or the holder of the Series B Preferred Stock. Each share of Series B Preferred Stock shall convert into ten (10) shares of common stock of the Company, subject to adjustment.

●	If the Corporation, at any time while the Series B Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series B Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series B Preferred Stock shall receive such consideration and/or adjust as if such number of shares of Series B Preferred Stock if it had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of one share of Common Stock. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

As of March 31, 2020 and September 2019, there were 25,614,869 shares of the Company’s Series B Preferred Stock issued and outstanding.

14

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

Series C Preferred Stock

On August 24, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock with the Nevada Secretary of State (the “Series C Certificate of Designation”) to designate 1,000,000 shares of its previously authorized preferred stock as Series C preferred stock, par value $0.001 per share and a stated value of $1.00 per share.

The holders of shares of Series C preferred stock have the following voting rights:

●	Except as otherwise required by law, no dividend shall be declared or paid on the Preferred Stock.

●	Except as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of the Holders, ( c) increase the number of authorized shares of Preferred Stock, or ( d) enter into any agreement with respect to any of the foregoing.

●	In the event of any merger, sale ( of substantially all of the Corporation’s stock or assets) or liquidation of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock, the holders of Preferred Stock shall be entitled to receive in preference to the holders of Common Stock an amount per share (the “Liquidation Preference”) equal to the sum of 100% of the Stated Value with respect to each share of Preferred Stock. If, upon the occurrence of any Liquidation Event, the assets of the Corporation, or proceeds thereof, distributable shall be insufficient to pay in full the preferential amount aforesaid to the holders of the shares of Series C Preferred Stock, then the assets of the Corporation, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock in accordance with the respective amounts that would be payable on such shares of Preferred Stock if all amounts payable thereon were paid in full.

●	The shares of Preferred Stock are not redeemable by the Corporation and are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

●	Upon a consummation of a reverse stock split of the Company’s common stock on or after the Original Issue Date, such that after consummation of such reverse stock split there are approximately 15,000,000 shares of the Company’s common stock outstanding (the “Reverse Split”), the Holders shall take all necessary steps with the Company to exchange all outstanding shares of Preferred Stock into shares of the Company’s Common Stock at a rate to be agreed upon by the Parties after the Original Issue Date, subject to the Beneficial Ownership Limitation as set forth in the Series C Certificate of Designation.

As of March 31, 2020 and September 2019, there were 150,000 shares of the Company’s Series B Preferred Stock issued and outstanding.

Series D Preferred Stock

On March 14, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock with the Nevada Secretary of State (the “Series D Certificate of Designation”) to designate 2,000,000 shares of its previously authorized preferred stock as Series D preferred stock, par value $0.001 per share and a stated value of $1.00 per share.

The holders of shares of Series D preferred stock have the following voting rights:

●	Except as otherwise required by law, no dividend shall be declared or paid on the Series D Preferred Stock.

●	Except as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

●	In the event of any merger, sale (of substantially all of the Corporation’s stock or assets) or liquidation of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock, the holders of Preferred Stock shall be entitled to receive in preference to the holders of Common Stock an amount per share (the “Liquidation Preference”) equal to the sum of 100% of the Stated Value with respect to each share of Preferred Stock. If, upon the occurrence of any Liquidation Event, the assets of the Corporation, or proceeds thereof, distributable shall be insufficient to pay in full the preferential amount aforesaid to the holders of the shares of Series D Preferred Stock, then the assets of the Corporation, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock in accordance with the respective amounts that would be payable on such shares of Preferred Stock if all amounts payable thereon were paid in full.

●	The shares of Preferred Stock are not redeemable by the Corporation and are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

●	Upon a consummation of a reverse stock split of the Company’s common stock on or after the Original Issue Date, such that after consummation of such reverse stock split there are approximately 1,500,000 shares of the Company’s common stock outstanding (the “Reverse Split”), the Holders shall take all necessary steps with the Company to exchange all outstanding shares of Preferred Stock into shares of the Company’s Common Stock at a rate to be agreed upon by the Parties after the Original Issue Date.

Series D Preferred Stock issued for cash:

●	During the six months ended March 31, 2020, the Company issued an aggregate of 100,000 shares of its Series D Preferred Stock for total proceeds of $100,000.

●	During the six months ended March 31, 2019, the Company issued an aggregate of 25,000 shares of its Series D Preferred Stock for total proceeds of $25,000.

Series D Preferred Stock issued for debt conversion:

●	During the six months ended March 31, 2020, the Company issued an aggregate of 192,832 shares of its Series D Preferred Stock upon conversion of convertible debt with a principal balance of $192,832 and accrued interest of $24,383 and $60,000 of accrued legal fees related to the convertible debt.

Series D Preferred Stock convertible of accrued liabilities:

●	During the six months ended March 31, 2020, the Company issued an aggregate of 239,154 shares of its Series D Preferred Stock to convert accrued salaries in the amount of $239,154.

As of March 31, 2020 and September 2019, there were 1,890,436 and 1,358,450 shares of the Company’s Series D Preferred Stock issued and outstanding.

Series E Preferred Stock

On December 27, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series E Preferred Stock with the Nevada Secretary of State of (the “Series E Certificate of Designation”) to designate 2,100,000 shares of its previously authorized preferred stock as Series E preferred stock, par value $0.001 per share and a stated value of $1.00 per share.

On April 28, 2020, the Company filed an Amendment Series E Certificate of Designation with the Nevada Secretary of State to increase the designated shares of the Series E preferred stock from 2,100,000 shares to 2,490,000 shares.

The holders of shares of Series E preferred stock have the following voting rights:

●	Except as otherwise required by law, no dividend shall be declared or paid on the Series E Preferred Stock.

●	Except as otherwise expressly required by law, the holder of Series E Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall have the number of votes equal all other outstanding shares of capital stock of the Company outstanding at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such that the holders of outstanding shares of Series E Preferred Stock shall always constitute 50.1% of the voting power of the Company until the Series E is converted into common stock.

●	The shares of Series E Preferred Stock are not redeemable by the Company.

●	In the event of any merger, sale (of substantially all of the Corporation’s stock or assets) or liquidation of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock, the holders of Preferred Stock shall be entitled to receive in preference to the holders of Common Stock an amount per share (the “Liquidation Preference”) equal to the sum of 100% of the Stated Value with respect to each share of Preferred Stock. If, upon the occurrence of any Liquidation Event, the assets of the Corporation, or proceeds thereof, distributable shall be insufficient to pay in full the preferential amount aforesaid to the holders of the shares of Preferred Stock, then the assets of the Corporation, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock in accordance with the respective amounts that would be payable on such shares of Preferred Stock if all amounts payable thereon were paid in full.

●	The shares of Series E Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Company. In an event of a reverse stock split of the Company’s common stock, the Board shall decide as to the terms of the reverse split ratio (the “Reverse Split”).

●	Upon a consummation of a reverse stock split of the Company’s common stock on or after the Original Issue Date (the “Reverse Split”), the holders shall take all necessary steps with the Company to exchange all outstanding shares of Series E Preferred Stock into shares of the Company’s Common Stock at a rate to be agreed upon by the Parties after the Original Issue Date.

15

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

Series E Preferred Stock issued for cash:

●	During the six months ended March 31, 2020, the Company issued an aggregate of 2,490,000 shares of its Series E Preferred Stock for total proceeds of $2,940,000.

As of March 31, 2020, there were 2,490,000 shares of the Company’s Series E Preferred Stock issued and outstanding.

Common Stock

On January 27, 2015, the Company filed an amendment to its Articles of Incorporation and effected a 17-for-1 reverse stock split of its issued and outstanding shares of common stock, whereby 109,939,000 outstanding shares of the Company’s common stock were converted into 6,467,000 shares of the Company’s common stock. The reverse stock split was effective in the market commencing on January 27, 2015. All per share amounts and number of shares in the consolidated financial statements, related notes and other items throughout have been retroactively restated to reflect the reverse stock split.

On June 22, 2020, the Company filed an amendment to its Articles of Incorporation to implement a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-2,000 (the “Reverse Stock Split”), which became effective on June 22, 2020. The Reverse Stock Split did not have any effect on the stated par value of the common and preferred stock. All share and per share amounts in the accompanying historical financial statements have been retroactively adjusted to reflect the Reverse Stock Split (see Note 1 and Note 13).

As of March 31, 2020 and September 2019, there were 173,479 shares of common stock issued and outstanding.

Warrants

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Warrants activities for the years ended March 31, 2020 is summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding at September 30, 2019	6,666,667	$0.15	4.0	$—
Issued related to financing	275,000	—	5.0
Balance Outstanding at March 31, 2020	6,941,667	$0.15	2.5	$—
Exercisable at March 31, 2020	6,941,667	$0.15	2.5	$—

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Legal

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters that are deemed material to the consolidated financial statements as of September 30, 2019, except as discussed below.

On January 13, 2014, Plaintiff Tamarin Lindenberg (“Lindenberg”) sued Arrayit Corporation, the Company, John Howell, Steven Scott and Gregg Linn in Civil Action No. L7698-13. Plaintiff alleged violations of the New Jersey Conscientious Employee Protection Act NJSA 34:19-1 to NJSA 34:19-8 (“CEPA”), breach of contract, breach of covenant of good faith and fair dealing, economic duress and intentional infliction of emotional distress. On August 6, 2014, the court dismissed Lindenberg’s complaint against Arrayit Corporation for failure to state a claim upon which relief may be granted and against John Howell for lack of jurisdiction. The Company and its former officers have remained as defendants in the action. On or about April 15, 2019, the Company and its former officers entered into a settlement agreement with Lindenberg pursuant to which the Company agreed to pay Lindenberg an aggregate of $30,000, $5,000 of which was paid on or about May 9, 2019 and $25,000 of which is due six months after the date of the first payment. In addition, the Company issued Lindenberg 750 shares of the Company’s common stock. On or about May 2, 2019, Lindenberg filed a stipulation of dismissal with prejudice related to this action with the court. The Company satisfied its obligations under the settlement agreement on or about October 14, 2019.

16

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

On or about September 16, 2017, Memory DX, LLC (“MDX”) filed a lawsuit against Amarantus Biosciences Holdings, Inc. (“AMBS”), Amarantus Bioscience Holdings, Inc., Amarantus Diagnostics, Inc., the Company and Avant Diagnostics Acquisition Corporation, et al (collectively the “Defendants”) in the Superior Court of the State of Arizona, County of Maricopa (Case Number CV2017-015026) (the “AZ Court”). On or about December 14, 2017, a default judgment (the “Default Judgment”) was rendered in the Court against the Defendants. On or about February 15, 2017, MDX and the Defendants entered into a settlement agreement related to the satisfaction of the Default Judgment. On May 25, 2017, the parties entered into an amended and restated settlement agreement pursuant to which in consideration for fully satisfying the Default Judgment, the Company paid MDX $30,000, (the “Initial Cash Amount”). In addition, the Company agreed to pay MDX an aggregate of $175,000 by July 30, 2017 (the “Additional Cash Amount” and together with the Initial Cash Amount, the “Cash Consideration”). If the Additional Cash Amount was not paid by July 30, 2017, the Company agreed to pay MDX $20,000 per month beginning August 30, 2017 in full satisfaction of the Additional Cash Amount. On September 19, 2017, the parties entered into a second amended and restated settlement agreement pursuant to which in consideration for fully satisfying the Default Judgment, the Company agreed to provide MDX the following: (i) an aggregate of $250,000 (the “Cash Consideration”) payable as follows: (i) $35,000 which has been previously paid, (ii) $3,500 which was paid upon execution of the agreement (iii) $2,000 which will be payable on the last calendar day of each month for October and November 2017, (iv) $5,000 which will be payable on the last calendar day for December 2017 and each of January and February 2018 and (v) $10,000 which will be payable on the last calendar day of each month until the full consideration is paid. Notwithstanding the foregoing, upon the sale by the Company of its equity securities in a single offering for aggregate gross proceeds of at least $7,500,000 (the “Qualified Offering”) after the date of the agreement, the Company will pay any remaining amount of the Cash Consideration then outstanding upon the final closing of such Qualified Offering. The Company previously issued to MDX 2,500 restricted shares of common stock (the “Initial Shares”) on or prior to the date of the amended agreement as partial consideration for the Default Judgment. In addition, the Company agreed to issue MDX an additional 2,500 restricted shares of common stock (the “Additional Shares”). Within three (3) business days of the issuance of the Additional Shares, MDX shall take all necessary action to withdraw the recorded Default Judgment. The Default Judgment shall be set aside without prejudice. Upon a default of the obligations to timely pay the Cash Consideration, after written notice and five (5) business days to cure, MDX will be entitled to reinstate the Default Judgment. MDX shall assign the License Agreement between MDX and University of Leipzig dated May 22, 2013, as amended, to the Company, as well as assign the Asset Purchase Agreement between MDX and AMBS to the Company upon final settlement of this matter. The Company satisfied all of its obligations under the settlement agreement on or about October 1, 2019.

On or about April 24, 2017, John G. Hartwell (“Hartwell”) and Corrine Ramos (“Ramos” and collectively with Hartwell, the “Plaintiffs”) filed a lawsuit against the Company, Avant Diagnostics Acquisition Corp. and Gregg Linn (collectively the “Defendants”) in the Circuit Court for Montgomery County, Maryland (Case Number 432180-V) (the “MD Court”), On or about June 8, 2017, the parties entered into a settlement agreement pursuant to which the Company agreed to pay Defendants an aggregate of approximately $154,000 in installments as set forth in the agreement (the “Initial Settlement Agreement”). The first payment of $29,819.99 was made by the Defendants to Plaintiffs on or about July 10, 2017. As a result of the first payment being made pursuant to the Initial Settlement Agreement, Plaintiffs dismissed the action against the Defendants without prejudice on or about July 13, 2017. The Company subsequently defaulted on the terms of the Initial Settlement Agreement. On or about April 2, 2018, John G. Hartwell (“Hartwell”) and Corrine Ramos (“Ramos” and collectively with Hartwell, the “Plaintiffs”) refiled a lawsuit against the Company, Avant Diagnostics Acquisition Corp. and Gregg Linn (collectively the “Defendants”) in the Circuit Court for Montgomery County, Maryland (Case Number 445068-V) (the “MD Court”) On or about February 15, 2019, the parties entered into a new settlement agreement pursuant to which the Company agreed to pay Defendants an aggregate of approximately $132,280 in installments as set forth in the agreement. The first payment of $10,000 was made by the Defendants to Plaintiffs on or about February 15, 2019. The Company continues to satisfy the settlement agreement with making monthly $5,000 payments to each plaintiff and as of November 14, 2019, Hartwell has $24,064 remaining and Ramos has $18,216 remaining in the settlement amount. As of the date of this report, the remaining balances had been repaid in full and there were no outstanding balances owed to Hartwell and Ramos.

On or about June 27, 2017, Sichenzia Ross Ference Kesner LLP (“SRFK”) filed a complaint (the “SRFK Complaint”) in the Court, Case No. 654465/2017, alleging, among other things, breach of contract, account stated, quantum meruit and unjust enrichment against the Company, in connection with a retainer agreement, dated March 8, 2016, by and between the Company and SRFK (the “Agreement”). SRFK is seeking, among other things, compensatory damages in excess of $120,110, legal fees, interest and such other relief as the Court deems just and proper. On July 23, 2018, a default judgment was entered against the Company in the amount of $120,110 plus costs and disbursements. The Company does not believe it was ever properly served by SRFK. The Company denies the material allegations of the SRFK Complaint and intends to vigorously defend itself in this action. The results of any litigation are inherently uncertain and there can be no assurance that we will prevail in the litigation matter stated above or otherwise.

17

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

On or about August 7, 2017, Clear Financial Solutions, Inc. (“CFS”) and Steven Plumb (collectively with CFS, the “Texas Plaintiffs”) filed a complaint (the “Texas Complaint”) in the 129th Judicial District Court of Harris County, Texas (the “Texas Court”), Case No. 2017-52184, against the Company, Gregg Linn, the Company’s former CEO, Signature Stock Transfer, Inc., the Company’s former transfer agent, and Jason Bogutski, the CEO of the Company’s former transfer agent (collectively, the “Texas Defendants”), alleging, among other things, breach of contract, promissory estoppel, quantum meruit, tortious interference and violations of Nevada law against the Texas Defendants, in connection with the failure to remove the legend on restricted stock held by CFS. The Texas Plaintiffs are seeking, among other things, damages in legal fees, interest and such other and further relief to which the Texas Plaintiffs may be entitled at law or in equity. The Company denies the material allegations of the Texas Complaint and is vigorously defending itself in this action. The results of any litigation are inherently uncertain and there can be no assurance that we will prevail in the litigation matter stated above or otherwise. The Company is currently in settlement conversation with the Plaintiffs to settle for 5,000 shares of common stock, but there is no guarantee the Company will be successful.

On September 18, 2018, the Company was named as a respondent in an Order Instituting Administrative Proceedings and Notice of Hearing brought by the SEC pursuant to Section 12(j) of the Exchange Act, File No. 3-18784 (the “Hearing”). The purpose of the Hearing before an Administrative Law Judge was to determine whether it is necessary and appropriate for the protection of investors to suspend for a period not exceeding twelve months or revoke the registration, of each class of securities of the Company registered pursuant to Section 12 of the Exchange Act. The Hearing was scheduled because the Company was delinquent in its periodic filings with the SEC. Subsequent to September 18, 2018, the Company filed Form 10-Qs for each of the quarters ended December 31, 2016, March 31, 2017 and June 30, 2017, its Form 10-K for its fiscal year ended September 30, 2017, Form 10-Qs for each of the quarters ended December 31, 2017, March 31, 2018 and June 30, 2018 and its Form 10-K for the fiscal year ended September 30, 2018. Upon the filing of the Form 10-Q for the quarter ended December 31, 2018, which occurred on March 13, 2019, the Company became current in its reports with the SEC. After conversations with the SEC, on May 7, 2019, the Company signed an order that would provide that the registration of the Company’s common stock and any other class of its securities registered pursuant to Section 12 of the Exchange Act will be revoked, subject to approval of the SEC (the “Order”). The Order became effective on May 10, 2019. The Order will not permanently bar the Company from registering its common stock or other securities under the Securities Act and/or Section 12 of the Exchange Act in the future.

On or about July 16, 2019, Ronald S. Hencin (“Hencin”) and Glenn D. Hoke (“Hoke” and collectively with Hencin, the “2019 MD Plaintiffs”) filed a lawsuit against the Company, in the Circuit Court for Montgomery County, Maryland (Case Number 469500-V) (the “MD Court”), alleging, among other things, breach of contract and violation of the Maryland wage payment and collection law. The 2019 MD Plaintiffs are seeking a judgment that (i) in the case of Hencin, is an amount of $131,681.76, plus pre-judgment interest of $22,966.72 through and including July 16, 2019, plus prejudgment interest from July 17, 2019, through and including the date of the judgment at the rate of $21.6463 per diem, plus post-judgment interest and costs, $395,045.28 in treble damages, reasonable attorney’s fees and costs and such other amounts as deemed appropriate by the MD Court and (ii) in the case of Hoke, is an amount of $149,624.59 for unpaid wages, plus $30,716.67 for unreimbursed out-of-pocket expenses, plus pre-judgment interest of $30,593.74 through and including July 16, 2019, plus prejudgment interest from July 17, 2019, through and including the date of the judgment at the rate of $29.6451 per diem, plus post-judgment interest and costs, $448,873.77 in treble damages, reasonable attorney’s fees and costs and such other amounts as deemed appropriate by the MD Court. The Company denies the material allegations of this complaint and intends to vigorously defend itself in this action. The results of any litigation are inherently uncertain and there can be no assurance that we will prevail in the litigation matter stated above or otherwise. The Company is currently in settlement conversation with the Plaintiffs, but there is no guarantee the Company will be successful in any settlement negotiations.

18

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

Employment Agreements

Michael Ruxin, M.D.

On May 25, 2018, the Company entered into an employment agreement (the “Ruxin Agreement”) with Dr. Ruxin under which he will serve as Chief Executive Officer of the Company. The term of the Ruxin Agreement was effective as of May 25, 2018, continues until May 25, 2023 and automatically renews for successive one-year periods at the end of each term until either party delivers written notice of their intent not to renew at least 60 days prior to the expiration of the then effective term. Under the terms of the Ruxin Agreement, Dr. Ruxin will receive an annual salary of $250,000. He is eligible to receive a cash bonus of up to 100% of his base salary. The bonus shall be earned upon the Company’s achievement of performance targets for a fiscal year to be mutually agreed upon by Dr. Ruxin and the board or a committee thereof. Additionally, following the adoption by the Company of an equity compensation plan and subject to approval of the board or a committee thereof, Dr. Ruxin shall receive (i) a one-time restricted stock unit award having a fair value of approximately $100,000 and which shall vest over a five year period following the date of grant and (ii) an option to purchase ten percent (10%) of the outstanding shares of the Company (calculated on the date of grant), which shall vest over a five-year period following the date of grant and expire on the tenth anniversary of the date of grant. Dr. Ruxin is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

Dr. Ruxin is an “at-will” employee and his employment may be terminated by the Company at any time, with or without cause. In the event Dr. Ruxin’s termination of employment is the result of termination by the Company without Cause (as defined in the Ruxin Agreement) with Good Reason (as defined in the Ruxin Agreement) or as a result of a non-renewal of the term of employment under the Ruxin Agreement, Dr. Ruxin shall be entitled to receive the sum of (I) the Severance Multiple (as defined below), multiplied by his base salary immediately prior to such termination and (II) a pro-rata portion of his bonus for the year in which such termination occurs equal to (a) his bonus for the most recently completed calendar year (if any), multiplied by (b) a fraction, the numerator of which is the number of days that have elapsed from the beginning of such calendar year through the date of termination and the denominator of which is the total number of days in such calendar year. “Severance Multiple” shall mean 2.0; provided, however, that if the date of termination occurs on or at any time during the twelve (12)-month period following a Change in Control (as defined in the Ruxin Agreement), the Severance Multiple shall mean 3.0. In addition, the Company shall accelerate the vesting of any outstanding, unvested equity awards granted to Dr. Ruxin prior to the date of termination and he shall be entitled to reimbursement of any COBRA payment made during the 18-month period following the date of termination.

The Ruxin Agreement also contains covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

Jeffrey Busch

On May 25, 2018, the Company entered into an employment agreement (the “Busch Agreement”) with Mr. Busch under which he will serve as Executive Chairman of the Company. The term of the Busch Agreement was effective as of May 25, 2018, continues until May 25, 2023 and automatically renews for successive one-year periods at the end of each term until either party delivers written notice of their intent not to renew at least 60 days prior to the expiration of the then effective term. Under the terms of the Busch Agreement, Mr. Busch will receive an annual salary of $30,000, which amount shall be automatically increased to $120,000 on the first anniversary of the date of the Busch Agreement. He is eligible to receive a discretionary cash bonus at the option of the board based on their evaluation of his performance of duties and responsibility. Additionally, following the adoption by the Company of an equity compensation plan and subject to approval of the board or a committee thereof, Mr. Busch shall receive (i) a one-time restricted stock unit award having a fair value of approximately $100,000 and which shall vest over a five year period following the date of grant and (ii) an option to purchase ten percent (10%) of the outstanding shares of the Company (calculated on the date of grant), which shall vest over a five-year period following the date of grant and expire on the tenth anniversary of the date of grant. Mr. Busch is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

Mr. Busch is an “at-will” employee and his employment may be terminated by the Company at any time, with or without cause. In the event Mr. Busch’s termination of employment is the result of termination by the Company without Cause (as defined in the Busch Agreement) with Good Reason (as defined in the Busch Agreement) or as a result of a non-renewal of the term of employment under the Busch Agreement, Mr. Busch shall be entitled to receive the sum of (I) the Severance Multiple (as defined below), multiplied by his base salary immediately prior to such termination and (II) a pro-rata portion of his bonus for the year in which such termination occurs equal to (a) his bonus for the most recently completed calendar year (if any), multiplied by (b) a fraction, the numerator of which is the number of days that have elapsed from the beginning of such calendar year through the date of termination and the denominator of which is the total number of days in such calendar year. “Severance Multiple” shall mean 2.0; provided, however, that if the date of termination occurs on or at any time during the twelve (12)-month period following a Change in Control (as defined in the Busch Agreement), the Severance Multiple shall mean 3.0. In addition, the Company shall accelerate the vesting of any outstanding, unvested equity awards granted to Mr. Busch prior to the date of termination and he shall be entitled to reimbursement of any COBRA payment made during the 18-month period following the date of termination.

19

AVANT DIAGNOSTICS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

The Busch Agreement also contains covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

Scott Vandermeer

On December 11, 2017, the Company entered into a consulting agreement (the “VanderMeer Agreements”) with Scott VanderMeer under International Infusion Inc. Under the agreement, Scott will serve as Interim Chief Financial Officer of the Company. The term of the VanderMeer Agreements was effective on December 11, 2017 and continues until June 1, 2018. The Company renewed the VanderMeer Agreement on June 1, 2018 on a month-to-month basis until a full time Chief Financial Officer is retained. Under the terms of the VanderMeer Agreements, Mr. VanderMeer will receive $50 per hour and will be paid a minimum of $5,000 per month up to $7,500 if funds are available. Any amount over $7,500 will be deferred and paid at a later date when the Company raises a significant amount of money. He is eligible to receive a cash bonus at any time throughout or after his contract has expired.

NOTE 13 – SUBSEQUENT EVENTS

Amendment to Certificate of Designation - Series E Preferred Stock

On April 28, 2020, the Company filed an Amended Series E Certificate of Designation with the Nevada Secretary of State to increase the designated shares the Series E preferred stock from 2,100,000 shares to 2,490,000 shares.

Asset Purchase Agreement

On June 5, 2020, the Company closed the Asset Purchase Agreement entered into with Theralink Technologies, Inc (“Theralink”) (fka OncBioMune Pharmaceuticals, Inc.) on March 12, 2020. Pursuant to the Asset Purchase Agreement, Theralink acquired substantially all of the assets of Avant and assumed certain of its liabilities in the Asset Sale Transaction. Upon the terms and subject to the conditions of the Asset Purchase Agreement, Avant sold to Theralink, all of Avant’s title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether existing or hereafter acquired, except for the specific excluded assets, which relate to, or are used or held for use in connection with, Avant’s business. Theralink also hired Avant’s employees upon consummation of the Asset Sale Transaction. As consideration for the Asset Sale Transaction, Theralink issued to Avant 1,000 shares of a newly created Series D-1 Preferred Stock which held 54.55% of all voting rights on an as-converted basis with the common stock. Upon the effectiveness increase of Theralink’s authorized shares of common stock from 6,666,667 shares to 12,000,000,000 shares, all such shares of Series D-1 Preferred Stock issued to Avant shall automatically convert into 5,081,549,184 shares of Theralink’s common stock. Avant possessed majority voting control of Theralink immediately following the Asset Sale Transaction and controlled Theralink’s Board of Directors after the termination of the ten-day waiting period required by Rule 14f-1 under the Exchange Act. Accordingly, the Asset Sale Transaction was accounted for, in substance, as an asset acquisition of Theralink’s net asset by Avant. Avant is considered the historical registrant and the historical operations presented are those of Avant since Avant obtained 54.55% majority voting control of Theralink.

Reverse-Stock Split

On June 22, 2020, the Company filed an amendment to its Articles of Incorporation to implement a reverse stock split of the Company’s issued and outstanding shares of common at a ratio of 1-for-2,000 (the “Reverse Stock Split”), which became effective on June 22, 2020. The Reverse Stock Split did not have any effect on the stated par value of the common and preferred stock. All share and per share amounts in the accompanying historical financial statements have been retroactively adjusted to reflect the Reverse Stock Split (see Note 1 and Note 11). The Reverse Stock Split triggered the conversion of all outstanding preferred stocks on the date of the Reverse Stock Split.

20

NOTE 14 – RESTATEMENT

The Company restated the March 31, 2020 financial statements to correct accounting errors from prior periods and to account for changes in accounting policy.

Insert brief explanation on reason for restatement.

Balance Sheet Data (Unaudited):

	March 31, 2020
	Prior Filing	Adjustment		Restated
Cash	$1,207,898	$755	(a)	$1,208,653
Prepaid expenses and other current assets	$98,907	$51,951	(b)	$150,858
Intellectual Property	$3,075,868	$(3,075,868)	(c)	$-
Website development cost, net	$1,596	$(1,596)	(d)	$-
Patent costs, net	$160,500	$(160,500)	(d)	$-
Other Assets	$19,505	$(19,505)	(e)	$-
Property and equipment, net	$567,150	$102,969	(f)	$670,119
Finance right-of-use asset, net	$-	$181,693	(g)	$181,693
Operating right-of-use asset, net	$-	$223,456	(h)	$223,456
Marketable securities	$-	$11,700	(e)	$11,700
Security deposit	$-	$17,546	(e)	$17,546
Total Assets	$5,148,878	$(2,667,399)		$2,481,479

Accounts payable	$209,587	$60,648	(i)	$270,235
Accrued liabilities	$295,623	$(211,143)	(j)	$84,480
Accrued compensation	$-	$65,906	(j)	$65,906
Convertible debt, net	$-	$5,259	(k)	$5,259
Notes payable - current	$89,996	$(49,996)	(k)	$40,000
Financing right-of-use liability - current	$-	$39,743	(g)	$39,743
Operating right-of-use liability - current	$-	$33,001	(h)	$33,001
Financing right-of-use liability - LT	$173,718	$(15,842)	(g)	$157,876
Operating right-of-use liability - LT	$-	$195,772	(h)	$195,772
Total Liabilities	$768,923	$123,349		$892,272

Stockholders’ Deficit:
Preferred Stock	$32,381	$(25)	(l)	$32,356
Additional paid-in capital	$40,636,933	$(24,081)	(l)	$40,612,852
Accumulated deficit	$(36,289,361)	$(2,040,288)	(m)	$(38,329,649)
Total Stockholders’ Deficit	$4,379,955	$(2,064,394)	(n)	$2,315,561

(a)	Decrease in cash balance of $755 to correct overstated cash balance as of March 31, 2020.

(b)	Increase of prepaid and other current assets of $51,951 resulting from prior period adjustment and correction of current understated balance.

(c)	Decrease of intellectual property of $3,075,868 due to prior period adjustment.

(d)	Decrease of website development patent costs of $162,096 resulting from prior period adjustments.

(e)	Decrease of other assets of $19,505 resulting from reclassification to marketable securities of $11,700 and to security deposit of $7,805. In addition, the security deposit was increased by $9,741 to correct the balance.

(f)	Increase of property and equipment, net of $102,969 to reflect the correct balance resulting from prior period adjustments

21

(g)	Increase of finance right-of-use asset, net of $181,693 resulting from prior period adjustments. Increase in finance right-of-use liabilities of $23,901 resulting from prior period adjustments.

(h)	Increase of operating right-of-use asset, of $231,337 net of $7,882 of amortization. Increase in operating right-of-use liabilities related to the operating right-of-use asset.

(i)	Increase in account payable of $60,648 resulting from adjustment and unrecorded liabilities.

(j)	Decrease in accrued liabilities of $211,143 and increase in accrued compensation of $65,906 resulting from prior period adjustment and unrecorded liabilities.

(k)	Increase in convertible debt, net of $5,259 resulting from reclassification from notes payable - current. Decrease of notes payable - current of $49,996 resulting from prior period adjustments and reclassification to convertible debt, net.

(l)	Decrease in preferred stock of $25 resulting from a typographical error and decrease in additional paid in capital of $24,801 resulting from a typographical error.

(m)	Increase in accumulated deficit of $2,040,288 resulting from the above adjustments and prior period adjustments.

(n)	Decrease in stockholder’s equity of $2,064,394 resulting from the above adjustments and prior period adjustments.

Statement of Operations Data (Unaudited):

	For the Six Months Ended
	March 31, 2020
	Prior Filing	Adjustment		Restated

Loss from Operations	$(519,542)	$(503,089)	(a)	$(1,022,631)

Total Other Expense, net	$(13,562)	$(8,609)	(b)	$(22,171)

Net Loss	$(533,104)	$(511,698)		$(1,044,802)

(a)	Increase of loss from operations of $503,089 resulting from the misclassification of income related to bad debt expense in the prior filing.

(b)	Increase of total other (income) expense, net of $8,609 resulting from interest income that was improperly recorded and the overpayment of legal settlements.

(c)	Increase of net loss of $511,698 resulting from the adjustments discussed above.

	For the Three Months Ended
	March 31, 2020
	Prior Filing	Adjustment		Restated

Income (loss) from Operations	$38,803	$(533,164)	(a)	$(494,361)

Total Other Expense, net	$(1,179)	$(7,890)	(b)	$(9,069)

Net Income (Loss)	$37,624	$(541,054)		$(503,430)

(a)	Increase of loss from operations of $533,164 resulting from the misclassification of income related to bad debt expense in the prior filing.

(b)	Increase of total other (income) expense, net of $7,890 resulting from interest income that was improperly recorded and the overpayment of legal settlements.

(c)	Increase of net loss of $541,054 resulting from the adjustments discussed above.

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